                   REGISTRATION STATEMENT CONSISTS OF 6 PAGES.
                      THE EXHIBIT INDEX APPEARS ON PAGE 4.

                                                           File No. 33-_________

   As filed with the Securities and Exchange Commission on March 29, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               COURIER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                                            04-2502514
(State or other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                                15 WELLMAN AVENUE
                           NORTH CHELMSFORD, MA 01863
                    (Address of Principal Executive Offices)

                                 (978) 251-6000
                         (Registrant's Telephone Number)

                               COURIER CORPORATION
                 1993 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                              --------------------

                               JAMES F. CONWAY III
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               COURIER CORPORATION
                                15 WELLMAN AVENUE
                      NORTH CHELMSFORD, MASSACHUSETTS 01863
                     (Name and Address of Agent for Service)

                                 (978) 251-6000
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------

                                  With Copy to:
                           F. Beirne Lovely, Jr., P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Title of Securities      Amount to be       Proposed Maximum        Proposed Maximum            Amount of
to be Registered         Registered(1)   Offering Price Per Share  Aggregate Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------------------

Common Stock, par
value $1 per share      100,000 shares         $19.8125(2)            $1,981,250                 $551.00
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------


(1) Plus such additional number of shares as may be required pursuant to the Registrant's 1993 Amended and Restated Stock Incentive Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the bid and ask prices of the Common Stock on the National Association of Securities Dealers Automatic Quotation/National Market System on March 25, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Courier Corporation (the "Registrant") hereby incorporates by reference the documents listed below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 26, 1998, as amended by the Registrant's Annual Report on Form 10-K/A filed on December 28, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 26, 1998;

     (c) The Registrant's Registration Statement on Form S-8, Registration no. 33-76816, relating to the 1993 Amended and Restated Stock Incentive Plan; and

     (d) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, counsel to the Registrant. A professional corporation controlled by F. Beirne Lovely, Jr., the Clerk of the Registrant, is a partner of Goodwin, Procter & Hoar LLP, which receives compensation from the Registrant for rendering legal services.

Item 8. EXHIBITS.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.


EXHIBIT
-------

   5.1 Opinion of Counsel, Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
  23.1        Consent of Independent Auditors, Deloitte & Touche LLP
  23.2        Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
              Exhibit 5.1 hereto).
  24.1        Powers of Attorney (included in Part II of this Registration
              Statement).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement relating to the 1993 Amended and Restated Stock Incentive Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Chelmsford, the Commonwealth of Massachusetts, on this 18th day of March, 1999.

                                     COURIER CORPORATION



                                     By: /s/ James F. Conway III
                                         --------------------------------
                                         James F. Conway III
                                         Chairman, President and Chief Executive
                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints James F. Conway III, Robert P. Story, Jr. and Peter M. Folger, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.


       SIGNATURE                           TITLE                      DATE
       ---------                           -----                      ----



/s/ James F. Conway III        Chairman, President, and Chief     March 18, 1999
----------------------------   Executive Officer
James F. Conway III



/s/ Robert P. Story, JR.       Senior Vice President, Chief       March 18, 1999
----------------------------   Financial Officer and Director
Robert P. Story, Jr.



/s/ Peter M. Folger            Vice President and Controller      March 18, 1999
----------------------------
Peter M. Folger



/s/ Edward J. Hoff             Director                           March 18, 1999
----------------------------
Edward J. Hoff



/s/ Arnold S. Lerner           Director                           March 18, 1999
----------------------------
Arnold S. Lerner

/s/ George Q. Nichols           Director                          March 18, 1999
-----------------------------
George Q. Nichols



                                Director                          March 18, 1999
-----------------------------
Charles E. Otto



/s/ W. Nicholas Thorndike       Director                          March 18, 1999
-----------------------------
W. Nicholas Thorndike



/s/ Kathleen Foley Curley       Director                          March 18, 1999
------------------------------
Kathleen Foley Curley



/s/ Richard K. Donahue          Director                          March 18, 1999
------------------------------
Richard K. Donahue

                                  EXHIBIT INDEX

                                                                                    Sequential
Exhibit No.    Description                                                            Page No.
----------     -----------                                                          ----------

     5.1       Opinion of Counsel, Goodwin, Procter & Hoar  LLP, as to the legality
               of the securities being registered.                                       5

    23.1       Consent of Independent Auditors, Deloitte & Touche LLP                    6

    23.2       Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
               Exhibit 5.1 hereto).

    24.1       Powers of Attorney (included in Part II of this Registration Statement).
